Exhibit 3.16

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	CONTROL NUMBER	:	0537014
	EFFECTIVE DATE	:	05/25/2005
	COUNTY	:	GEORGIA
	REFERENCE	:	0091
	PRINT DATE	:	05/25/2005
	FORM NUMBER	:	311

ROGERS & HARDIN

DAVID G. THUNHORST

229 PEACHTREE ST NE, STE 2700

ATLANTA, GA 30303

CERTIFICATE OF INCORPORATION

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

ROCK-TENN CANADA HOLDINGS, INC.

A DOMESTIC PROFIT CORPORATION

has been duly incorporated under the laws of the State of Georgia on the effective date stated above by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Cathy Cox Cathy Cox Secretary of State

Certification#: 7839007-1 Page 1 of 4

ARTICLES OF INCORPORATION

OF

ROCK-TENN CANADA HOLDINGS, INC.

I.

The name of the Corporation is Rock-Tenn Canada Holdings, Inc. (hereinafter the “Corporation”).

II.

The Corporation shall have authority to issue 1,000 shares of common stock of $.01 par value per share. The Board of Directors may from time to time distribute to shareholders its assets, in cash or in property, as permitted by applicable law.

III.

The initial registered office of the Corporation is located at 504 Thrasher Street, Norcross, Georgia 30071, County of Gwinnett. The initial registered agent of the Corporation at such office is Robert B. McIntosh.

IV.

The name and address of the Incorporator of the Corporation is:

David G. Thunhorst

2700 International Tower

Peachtree Center

229 Peachtree Street, N.E.

Atlanta, Georgia 30303

V.

The mailing address of the initial principal office of the Corporation is:

504 Thrasher Street

Norcross, Georgia 30071

VI.

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take action, as a director; provided, however, that to the extent required by the Georgia Business Corporation Code, this Article shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for

Certification#: 7839007-1 Page 2 of 4

any transaction from which the director derived an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

VII.

Shareholder action may be taken without a meeting if written consent setting forth the action so taken is signed by shareholders having the right to vote not less than that number of shares necessary to authorize or take the proposed action at a meeting at which all shareholders entitled to vote were present and voted.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 25th day of May, 2005.

/s/ David G. Thunhorst
David G. Thunhorst,
Incorporator

550114.1

Certification#: 7839007-1 Page 3 of 4

CATHY COX Secretary of State

OFFICE OF SECRETARY OF STATE

CORPORATIONS DIVISION

315 West Tower, #2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

(404) 656-2817

Registered agent, officer, entity status information via the

Internet http://www.georgiacorporations.org

TRANSMITTAL INFORMATION

GEORGIA PROFIT OR NONPROFIT CORPORATIONS

WARREN RARY Director

ENRICO M. ROBINSON Assistant Director

DO NOT WRITE IN SHADED AREA - SOS USE ONLY

DOCKET #

PENDING #

CONTROL # 0537014

DOCKET CODE

DATE FILED

AMOUNT RECEIVED

CHECK/ RECEIPT #

TYPE CODE

EXAMINER

JURISDICTION (COUNTY) CODE

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM

1. Corporate Name Reservation Number (if one has been obtained; if articles are being filed without prior reservation, leave this line blank)

Rock-Tenn Canada Holdings, Inc.

Corporate Name (List exactly as it appears in articles)

2. David G. Thunhorst (404) 420-4615

Name of person filing articles (certificate will be mailed to this person, at address below) Telephone Number

229 Peachtree Street, N.E., Suite 2700 Address Atlanta GA 30303

City State Zip Code

3. Mail or deliver the following items to the Secretary of State, at the above address:

1) This transmittal form

2) Original and one copy of the Articles of Incorporation

3) Filing fee of $100.00 payable to Secretary of State. Filing fees are NON-refundable.

I certify that a Notice of Incorporation or Notice of Intent to Incorporate with a publication fee of $40.00 has been or will be mailed or delivered to the official organ of the county where the initial registered office of the corporation is to be located. (List of legal organs is posted at web site; or, the Clerk of Superior Court can advise you of the official organ in a particular county.)

5/25/05 Authorized signature of person filing documents

Date

Request certificates and obtain entity information via the Internet: http://www.georgiacorporations.org